UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Smith & Wesson Brands, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO

2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED OCTOBER 6, 2020

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, OCTOBER 13, 2020

This Supplement, dated October 6, 2020, provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith & Wesson Brands, Inc. (“SWBI” or the “Company”) to be held at 12:00 p.m. Eastern Time on Tuesday, October 13, 2020.

This Supplement should be read in conjunction with the Company’s Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, which were filed with the Securities and Exchange Commission on August 28, 2020 (the “Notice and Proxy Statement”).

Withdrawal of Stockholder Proposal

The proponents of Proposal Four: Stockholder Proposal – Human Rights Policy (“Proposal Four”) have communicated to the Company that they are withdrawing the proposal, in order to provide time for the Company to fully implement its Corporate Stewardship Policy, which appears to be a good faith effort to address the reputational and financial concerns raised in the proposal.

Therefore, Proposal Four will not be presented or voted upon at the Annual Meeting.

Voting Matters

We will not make available or distribute, and you do not need to submit, a new proxy card or provide new voting instructions solely as a result of the withdrawal of Proposal Four. If you already have submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by a proxy submitted before the Annual Meeting will not be voted in respect of Proposal Four. If you have not yet submitted your proxy or provided your voting instructions, please complete the proxy or submit instructions, disregarding Proposal Four.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxies returned before the Annual Meeting will be voted as instructed by the stockholder granting the proxy with respect to all other matters properly brought before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote and submit your proxy in advance of the meeting by one of the methods described in the Notice and Proxy Statement.

Sincerely,

Robert J. Cicero

Secretary